EXHIBIT 4.7
                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.............................................1

        SECTION 1.1.      DEFINITIONS............................................................1
        SECTION 1.2.      OTHER DEFINITIONS......................................................6
        SECTION 1.3.      TRUST INDENTURE ACT PROVISIONS.........................................7
        SECTION 1.4.      RULES OF CONSTRUCTION..................................................7

ARTICLE 2 THE SECURITIES.........................................................................8

        SECTION 2.1.      FORM AND DATING........................................................8
        SECTION 2.2.      EXECUTION AND AUTHENTICATION...........................................9
        SECTION 2.3.      REGISTRAR, PAYING AGENT AND CONVERSION AGENT...........................9
        SECTION 2.4.      PAYING AGENT TO HOLD MONEY IN TRUST...................................10
        SECTION 2.5.      SECURITYHOLDER LISTS..................................................10
        SECTION 2.6.      TRANSFER AND EXCHANGE.................................................10
        SECTION 2.7.      REPLACEMENT SECURITIES................................................11
        SECTION 2.8.      OUTSTANDING SECURITIES................................................12
        SECTION 2.9.      TREASURY SECURITIES...................................................12
        SECTION 2.10.     TEMPORARY SECURITIES..................................................12
        SECTION 2.11.     CANCELLATION..........................................................13
        SECTION 2.12.     ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.........................13
        SECTION 2.13.     CUSIP NUMBERS.........................................................18

ARTICLE 3 REDEMPTION AND PURCHASES..............................................................18

        SECTION 3.1.      RIGHT TO REDEEM; NOTICE TO TRUSTEE....................................18
        SECTION 3.2.      SELECTION OF SECURITIES TO BE REDEEMED................................20
        SECTION 3.3.      NOTICE OF REDEMPTION..................................................21
        SECTION 3.4.      EFFECT OF NOTICE OF REDEMPTION........................................21
        SECTION 3.5.      DEPOSIT OF REDEMPTION PRICE...........................................22
        SECTION 3.6.      SECURITIES REDEEMED IN PART...........................................22
        SECTION 3.7.      CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.........................23
        SECTION 3.8.      PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE
                          IN CONTROL............................................................23
        SECTION 3.9.      EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE...........................26
        SECTION 3.10.     DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE...........................26
        SECTION 3.11.     SECURITIES PURCHASED IN PART..........................................27
        SECTION 3.12.     COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES...........27
        SECTION 3.13.     REPAYMENT TO THE COMPANY..............................................27

ARTICLE 4 CONVERSION............................................................................27

        SECTION 4.1.      CONVERSION PRIVILEGE; ADDITIONAL PAYMENTS UPON CONVERSION DURING A
                          CONVERSION BONUS PERIOD...............................................27
        SECTION 4.2.      CONVERSION PROCEDURE..................................................30
        SECTION 4.3.      FRACTIONAL SHARES.....................................................31
        SECTION 4.4.      TAXES ON CONVERSION...................................................31
        SECTION 4.5.      COMPANY TO PROVIDE STOCK..............................................31

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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        SECTION 4.6.      ADJUSTMENT OF CONVERSION PRICE........................................32
        SECTION 4.7.      NO ADJUSTMENT.........................................................35
        SECTION 4.8.      ADJUSTMENT FOR TAX PURPOSES...........................................35
        SECTION 4.9.      NOTICE OF ADJUSTMENT..................................................36
        SECTION 4.10.     NOTICE OF CERTAIN TRANSACTIONS........................................36
        SECTION 4.11.     EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE
                          ON CONVERSION PRIVILEGE...............................................36
        SECTION 4.12.     TRUSTEE'S DISCLAIMER..................................................37
        SECTION 4.13.     VOLUNTARY REDUCTION...................................................37

ARTICLE 5 SUBORDINATION.........................................................................38

        SECTION 5.1.      AGREEMENT OF SUBORDINATION............................................38
        SECTION 5.2.      PAYMENTS TO HOLDERS...................................................38
        SECTION 5.3.      SUBROGATION OF SECURITIES.............................................40
        SECTION 5.4.      AUTHORIZATION TO EFFECT SUBORDINATION.................................41
        SECTION 5.5.      NOTICE TO TRUSTEE.....................................................41
        SECTION 5.6.      TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.............................42
        SECTION 5.7.      NO IMPAIRMENT OF SUBORDINATION........................................42
        SECTION 5.8.      CERTAIN CONVERSIONS DEEMED PAYMENT....................................43
        SECTION 5.9.      ARTICLE APPLICABLE TO PAYING AGENTS...................................43
        SECTION 5.10.     SENIOR INDEBTEDNESS ENTITLED TO RELY..................................43

ARTICLE 6 COVENANTS.............................................................................43

        SECTION 6.1.      PAYMENT OF SECURITIES.................................................43
        SECTION 6.2.      SEC REPORTS...........................................................44
        SECTION 6.3.      COMPLIANCE CERTIFICATES...............................................44
        SECTION 6.4.      FURTHER INSTRUMENTS AND ACTS..........................................44
        SECTION 6.5.      MAINTENANCE OF CORPORATE EXISTENCE....................................44
        SECTION 6.6.      RULE 144A INFORMATION REQUIREMENT.....................................44
        SECTION 6.7.      STAY, EXTENSION AND USURY LAWS........................................45
        SECTION 6.8.      PAYMENT OF ADDITIONAL INTEREST........................................45
        SECTION 6.9.      DELIVERY OF CERTAIN INFORMATION.......................................45

ARTICLE 7 CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE..................................46

        SECTION 7.1.      COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS...................46
        SECTION 7.2.      SUCCESSOR SUBSTITUTED.................................................46

ARTICLE 8 DEFAULT AND REMEDIES..................................................................47

        SECTION 8.1.      EVENTS OF DEFAULT.....................................................47
        SECTION 8.2.      ACCELERATION..........................................................48
        SECTION 8.3.      OTHER REMEDIES........................................................49
        SECTION 8.4.      WAIVER OF DEFAULTS AND EVENTS OF DEFAULT..............................49
        SECTION 8.5.      CONTROL BY MAJORITY...................................................49

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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                                                                                               ----
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        SECTION 8.6.      LIMITATIONS ON SUITS..................................................49
        SECTION 8.7.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT...................50
        SECTION 8.8.      COLLECTION SUIT BY TRUSTEE............................................50
        SECTION 8.9.      TRUSTEE MAY FILE PROOFS OF CLAIM......................................50
        SECTION 8.10.     PRIORITIES............................................................51
        SECTION 8.11.     UNDERTAKING FOR COSTS.................................................51

ARTICLE 9 TRUSTEE...............................................................................51

        SECTION 9.1.      DUTIES OF TRUSTEE.....................................................51
        SECTION 9.2.      RIGHTS OF TRUSTEE.....................................................52
        SECTION 9.3.      INDIVIDUAL RIGHTS OF TRUSTEE..........................................53
        SECTION 9.4.      TRUSTEE'S DISCLAIMER..................................................53
        SECTION 9.5.      NOTICE OF DEFAULT OR EVENTS OF DEFAULT................................53
        SECTION 9.6.      REPORTS BY TRUSTEE TO HOLDERS.........................................53
        SECTION 9.7.      COMPENSATION AND INDEMNITY............................................54
        SECTION 9.8.      REPLACEMENT OF TRUSTEE................................................54
        SECTION 9.9.      SUCCESSOR TRUSTEE BY MERGER, ETC......................................55
        SECTION 9.10.     ELIGIBILITY; DISQUALIFICATION.........................................55
        SECTION 9.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.....................56

ARTICLE 10 SATISFACTION AND DISCHARGE OF INDENTURE..............................................56

        SECTION 10.1.     SATISFACTION AND DISCHARGE OF INDENTURE...............................56
        SECTION 10.2.     APPLICATION OF TRUST MONEY............................................57
        SECTION 10.3.     REPAYMENT TO COMPANY..................................................57
        SECTION 10.4.     REINSTATEMENT.........................................................57

ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................................58

        SECTION 11.1.     WITHOUT CONSENT OF HOLDERS............................................58
        SECTION 11.2.     WITH CONSENT OF HOLDERS...............................................58
        SECTION 11.3.     COMPLIANCE WITH TRUST INDENTURE ACT...................................59
        SECTION 11.4.     REVOCATION AND EFFECT OF CONSENTS.....................................59
        SECTION 11.5.     NOTATION ON OR EXCHANGE OF SECURITIES.................................59
        SECTION 11.6.     TRUSTEE TO SIGN AMENDMENTS, ETC.......................................60

ARTICLE 12 MISCELLANEOUS........................................................................60

        SECTION 12.1.     TRUST INDENTURE ACT CONTROLS..........................................60
        SECTION 12.2.     NOTICES...............................................................60
        SECTION 12.3.     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS..........................61
        SECTION 12.4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....................61
        SECTION 12.5.     RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS....................61
        SECTION 12.6.     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT........62

                              TABLE OF CONTENTS
                                 (CONTINUED)

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                                                                                               ----
        SECTION 12.7.     LEGAL HOLIDAYS........................................................62
        SECTION 12.8.     GOVERNING LAW.........................................................62
        SECTION 12.9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.........................62
        SECTION 12.10.    NO RECOURSE AGAINST OTHERS............................................62
        SECTION 12.11.    SUCCESSORS............................................................62
        SECTION 12.12.    MULTIPLE COUNTERPARTS.................................................62
        SECTION 12.13.    SEPARABILITY..........................................................62
        SECTION 12.14.    TABLE OF CONTENTS, HEADINGS, ETC......................................63

ARTICLE 13 REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER IF NO
        COMPLYING PUBLIC EQUITY OFFERING........................................................63

        SECTION 13.1.     RIGHT TO REQUIRE REPURCHASE...........................................63
        SECTION 13.2.     NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC...................63

ARTICLE 14 MEETINGS OF HOLDERS..................................................................65

        SECTION 14.1.     PURPOSE OF MEETINGS...................................................65
        SECTION 14.2.     CALL OF MEETINGS BY TRUSTEE...........................................65
        SECTION 14.3.     CALL OF MEETINGS BY COMPANY OR HOLDERS................................65
        SECTION 14.4.     QUALIFICATIONS FOR VOTING.............................................65
        SECTION 14.5.     REGULATIONS...........................................................66
        SECTION 14.6.     VOTING................................................................66
        SECTION 14.7.     NO DELAY OF RIGHTS BY MEETING.........................................67

==============================================================================





                             CYRAS SYSTEMS, INC.

          4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 15, 2005


                             --------------------

                                  INDENTURE
                         DATED AS OF AUGUST 18, 2000


                             --------------------

           STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
                                  AS TRUSTEE




==============================================================================

        THIS INDENTURE dated as of August 18, 2000 is between Cyras Systems, Inc., a California corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States, as Trustee (the "Trustee").

        In consideration of the premises and the purchase of the Securities by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company's 4 1/2% Convertible Subordinated Notes due August 15, 2005.

                                  ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.1.DEFINITIONS.

        "Additional Interest" has the meaning specified in Section 2(e) of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any Registrar, Paying Agent or Conversion Agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

        "Board of Directors" means the board of directors of the Company or any authorized committee of the Board of Directors.

        "Business Day" means each day that is not a Legal Holiday.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

        "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Certificated Security" means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

        "Common Stock" means the common stock of the Company, no par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

        "Complying Public Equity Offering" means the closing of a firm commitment underwritten public offering of the Company's Common Stock in which the Company shall have raised at least $50,000,000 in gross proceeds from a registered offering under the Securities Act, and following which the Common Stock is traded on a U.S. national securities exchange or quoted on the Nasdaq National Market.

        "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 633 West 5th Street, Los Angeles, California 90071, Attention:
Corporate Trust Administration (Cyras Systems, Inc. - 4 1/2% Convertible Subordinated Notes due August 15, 2005) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

        "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

        "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

        "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Final Maturity Date" means August 15, 2005.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,
(2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to
Section 13 of the

Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

        "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (ii) as lessee under other leases for facilities equipment (and related assets leased together therewith), whether or not capitalized, entered into or leased for financing purposes (as determined by such Person and reflected in writing at the time of execution of the lease or the time of any amendment thereto) or (iii) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all obligations of the type referred to in clauses (a) through (d) above of another Person and all dividends of another Person, the payment of which, in either case, such Person has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise is secured by a lien on the property of such Person, and (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e) above.

        "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

        "Initial Public Offering Price" means the "price to public" of the Company's Common Stock as set forth on the cover page of the final prospectus for a Complying Public Equity Offering.

        "Issue Date" means August 18, 2000.

        "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

        "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

        "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

        "Redemption Price," when used with respect to any Security to be redeemed, means the Optional Redemption Price, in the event of an Optional Redemption, or the Provisional Redemption Price, in the event of a Provisional Redemption, as the case may be.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 18, 2000, among the Company and Credit Suisse First Boston Corporation, as initial purchaser.

        "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

        "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

        "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

        "Restricted Security" means a Restricted Certificated Security or a Restricted Global Security.

        "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

        "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

        "SEC" means the Securities and Exchange Commission.

        "Securities" means the 4 1/2% Convertible Subordinated Notes due August 15, 2005 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

        "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any Subsidiary of the Company. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

        "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

        "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

        "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

        "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "Unrestricted Certificated Security" means a Certificated Security that is not a Transfer Restricted Security.

        "Unrestricted Global Security" means a Global Security that is not a Transfer Restricted Security.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        SECTION 1.2.OTHER DEFINITIONS.



                                   TERM                                       DEFINED IN SECTION
-----------------------------------------------------------------------       ------------------
"Acceleration Amount"..................................................                5.1
"Agent Members"........................................................                2.1
"Bankruptcy Law".......................................................                8.1
"Bonus Conversion Period"..............................................                4.1(b)
"Bonus Payment"........................................................                4.1(b)
"Change in Control"....................................................                3.8
"Change in Control Purchase Date"......................................                3.8
"Change in Control Purchase Notice"....................................                3.8
"Change in Control Purchase Price".....................................                3.8
"Closing Price"........................................................                4.6(d)
"Company Order"........................................................                2.2
"Conversion Agent".....................................................                2.3
"Conversion Date"......................................................                4.2
"Conversion Make-Whole Payment.........................................                4.2(b)
"Conversion Price".....................................................                4.6
"Current Market Price".................................................                4.6(d)
"Custodian"............................................................                8.1
"DTC"..................................................................                2.1
"Depositary"...........................................................                2.1
"Determination Date"...................................................                4.6(c)
"Event of Default".....................................................                8.1
"Expiration Date"......................................................                4.6(c)
"Expiration Time"......................................................                4.6(c)
"Legal Holiday"........................................................               12.7
"NNM"..................................................................                4.6(d)
"Notice Date"..........................................................                3.1
"Optional Redemption"..................................................                3.1
"Optional Redemption Price"............................................                3.1
"Paying Agent".........................................................                2.3
"Payment Blockage Notice"..............................................                5.2
"Primary Registrar"....................................................                2.3
"Provisional Redemption"...............................................                3.1
"Provisional Redemption Date...........................................                3.1
"Provisional Redemption Price".........................................                3.1



                                   TERM                                       DEFINED IN SECTION
-----------------------------------------------------------------------       ------------------
"Purchase Agreement"...................................................                2.1
"Purchased Shares".....................................................                4.6(c)
"QIB"..................................................................                2.1
"Registrar"............................................................                2.3
"Repurchase Date"......................................................               13.1
"Repurchase Offer".....................................................               13.1
"Repurchase Price".....................................................               13.1
"Repurchase Trigger Date"..............................................               13.1
"Transfer Certificate".................................................                2.12
"Transfer Restricted Security".........................................                2.12
"Triggering Distribution"..............................................                4.6(c)

        SECTION 1.3. TRUST INDENTURE ACT PROVISIONS.

        Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Securities;

        "indenture security holder" means a Securityholder;

        "indenture to be qualified" means this Indenture; and

        "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

        All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.


        SECTION 1.4. RULES OF CONSTRUCTION.

        Unless the context otherwise requires:

               (A) a term has the meaning assigned to it;

               (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (C) words in the singular include the plural, and words in the plural include the singular;

               (D) provisions apply to successive events and transactions;

               (E) the term "merger" includes a statutory share exchange and the term "merged" has a correlating meaning;

               (F) the masculine gender includes the feminine and the neuter;

               (G) references to agreements and other instruments include subsequent amendments thereto; and

               (H) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE 2
                                THE SECURITIES

        SECTION 2.1. FORM AND DATING.

        The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated August 15, 2000 (the "Purchase Agreement"), between the Company and Credit Suisse First Boston Corporation in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

        (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

        (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the

Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.



        (c) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.12(a)(1) hereof.




        SECTION 2.2. EXECUTION AND AUTHENTICATION.

        An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $150,000,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.7.

        The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.


        SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

        The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, the City of New York. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

        The Company hereby initially appoints the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office of the Trustee in the Borough of Manhattan, the City of New York (which shall initially be State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, as agent of the Trustee located at 61 Broadway, 15th Floor, New York, New York, 10006, Attention:
Corporate Trust Administration (Cyras Systems, Inc. 4 1/2% Convertible Subordinated Notes due August 15, 2005)), one such office or agency of the Company for each of the aforesaid purposes.

        SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

        Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

        SECTION 2.5. SECURITYHOLDER LISTS.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        SECTION 2.6. TRANSFER AND EXCHANGE.

        (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company or the Register may require payment of a sum sufficient from the Holder to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.7, 2.10, 2.11, 3.6, 4.2 (last paragraph) or 11.5 not involving any transfer.

        Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

        All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

        (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

        (c) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        SECTION 2.7. REPLACEMENT SECURITIES.

        If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such Security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

        Upon the issuance of any new Security under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

        Every new Security issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        SECTION 2.8. OUTSTANDING SECURITIES.

        Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

        If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after that date such Securities (or portions thereof, as the case may be) cease to be outstanding and interest on them ceases to accrue.

        Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        SECTION 2.9. TREASURY SECURITIES.

        In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

        SECTION 2.10. TEMPORARY SECURITIES.

        Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

        SECTION 2.11. CANCELLATION.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 4. Without limitation to the foregoing, any Securities acquired by any investment bankers or other purchasers pursuant to Section 3.7 shall be surrendered for conversion and thereafter cancelled, and may not be reoffered, sold or otherwise transferred.

        SECTION 2.12. ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

        (a)    Transfer And Exchange Of Global Securities.

               (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

               (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (b) Transfer And Exchange Of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

               (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

               (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

               (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);
                      (B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                      (C) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the Securities Act.

        (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

               (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

               (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

        (d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest In a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A. The Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

        (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

               (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

               (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

               (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6;

               (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                      (A) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                      (B) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

               (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A;

               (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

               (5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A.

        (f)    Legends.

               (1)    Except as permitted by the following paragraphs (2) and
(3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A hereto (each a "Transfer Restricted Security" for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 4 to Exhibit A hereto.

               (2) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                      (A) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

                      (B) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

               (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

               (4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

        (g) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with the penultimate sentence of Section 2.11.

        SECTION 2.13. CUSIP NUMBERS.

        The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                  ARTICLE 3.
                           REDEMPTION AND PURCHASES

        SECTION 3.1. RIGHT TO REDEEM; NOTICE TO TRUSTEE.

        (a) The Securities may be redeemed at the election of the Company, as a whole or in part from time to time, at any time after the 95th day following a Complying Public Equity Offering and prior to the second anniversary of a Complying Public Equity Offering (a "Provisional Redemption"), upon notice as set forth in Section 3.3, at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities redeemed plus accrued and unpaid interest (including Additional Interest), if any (such amount, together with the Make-Whole Payment described below, the "Provisional Redemption Price"), to, but excluding, the date of redemption (the "Provisional Redemption Date") if (i) the Closing Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the provisional notice of redemption pursuant to Section 3.3 (the "Notice Date"), and (ii) a registration statement covering resales of the Securities and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective for the 30 days following the Provisional Redemption Date unless registration is no longer required.

        Upon any such Provisional Redemption, the Company shall calculate and make an additional payment in cash or Common Stock (the "Make-Whole Payment") with respect to the Securities called for redemption to holders on the Notice Date in an amount equal to the amount of accrued interest per $1,000 principal amount of a Security from the Issue Date to the second anniversary of a Complying Public Equity Offering, less the amount of any interest actually paid (including accrued and unpaid interest that is to be paid as part of the Provisional Redemption Price) on such Security on or prior to the Provisional Redemption Date. The Company shall make the Make-Whole Payment on all Securities called for Provisional Redemption, including those Securities converted into Common Stock between the Notice Date and the Provisional Redemption Date. The Company may elect, at its option, to pay the Make-Whole Payment in Common Stock instead of cash, subject to the provisions of this
Section 3.1. The Company will specify the type of consideration for the Make-Whole Payment in the redemption notice.

        The Company may elect to pay the Make-Whole Payment by delivery of shares of Common Stock pursuant to this Section if and only if the following four conditions shall have been satisfied and certified to the Trustee by the
Company:

               (1) The shares of Common Stock deliverable in payment of the Make-Whole Payment shall have a fair market value as of the Provisional Redemption Date of not less than the Make-Whole Payment. For purposes of this Section, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices for the five consecutive Trading Days immediately preceding the Trading Day prior to the Provisional Redemption Date;

               (2) Payment of the Make-Whole Payment may not be made in Common Stock unless such stock is, or shall have been, approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the Provisional Redemption Date;

               (3) All shares of Common Stock deliverable in payment of the Make-Whole Payment will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

               (4) The Make-Whole Payment shall be paid only in cash in the event any shares of Common Stock to be issued in connection with the Make-Whole Payment hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act and if such registration is not completed or does not become effective prior to the Provisional Redemption Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered and if such registration is not completed or does not become effective or such approval is not obtained prior to the Provisional Redemption Date.

        If all of the conditions set forth in this Section are not satisfied in accordance with the terms thereof, the Make-Whole Payment shall be paid by the Company only in cash.

        Any issuance of shares of Common Stock in respect of any Make-Whole Payment shall be deemed to have been effected immediately prior to the close of business on the Provisional Redemption Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such Make-Whole Payment shall be deemed to have become on the Provisional Redemption Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued prior to the Provisional Redemption Date.

        No fractions of shares shall be issued in the event the Company issues Common Stock instead of cash for the Make-Whole Payment. If more than one Security shall be redeemed from the same Holder and the Make-Whole Payment shall be payable in shares of Common Stock, the number of full shares which shall be issuable in connection with the Make-Whole Payment shall be computed on the basis of the aggregate principal amount of the Make-Whole Payment to be paid for all the Securities held by such Holder. Instead of issuing any fractional share of Common Stock which would otherwise be issuable in connection with any Make-Whole Payment, the Company will deliver to the applicable Holder a check for the current market value ("Current Market Value") of such fractional share. The Current Market Value of a fraction of a share is determined by the Company by multiplying the current price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section 3.1 and 4.1(b), the current price of a share of Common

Stock is the Closing Price of the Common Stock on the Trading Day immediately preceding the Provisional Redemption Date (or, in the case of Section 4.1(b), the Conversion Date).

        Any issuance and delivery of certificates for shares of Common Stock shall be made without charge to the Holder for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

        (b) On or after the second anniversary of a Complying Public Equity Offering, the Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time prior to maturity (an "Optional Redemption"), upon notice as set forth in Section 3.3, at the following optional Redemption Prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest (including Additional Interest), if any, to, but excluding the date fixed for redemption (the "Optional Redemption Price"), if redeemed during the periods beginning August 15 of the years indicated:


            PERIOD                                 REDEMPTION PRICE
            ------                                 ----------------
            2002...............................            102.250%
            2003...............................            101.125%

and 100% of the principal amount on August 15, 2004, and at all times thereafter.

        If the Company elects to redeem Securities (whether a Provisional Redemption or Optional Redemption) pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

        SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED.

        If less than all of the Securities are to be redeemed, the Trustee shall, not more than 45 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, or in its discretion, on a pro rata basis. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

        SECTION 3.3. NOTICE OF REDEMPTION.

        At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Primary Registrar's books.

        The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

               (1)    the Redemption Date;

               (2)    the Redemption Price;

               (3) the Conversion Price in effect as of the date of the notice and the Make-Whole Payment, if any, and whether any such Make-Whole Payment is to be paid in cash or delivery of shares of Common Stock;

               (4)    the name and address of each Paying Agent and Conversion
Agent;

               (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

               (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements in paragraph 8 of the Securities; and

               (7) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price, if any upon presentation and surrender to a Paying Agent of the Securities; and

               (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

        If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through
(8) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

        SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

        Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date; provided if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record dates for payment of such interest; provided that with respect to a Provisional Redemption, the holder of any Securities converted into Common Stock pursuant to the terms hereof after the Notice Date and prior to the Provisional Redemption Date shall have the right to the Make-Whole Payment regardless of the conversion of the Securities.

        SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

        Prior to 11:00 a.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money (or Common Stock if the Company elects to pay the Make-Whole Payment upon a Provisional Redemption in Common Stock instead of cash (along with cash for any fractional shares)) sufficient to pay the Redemption Price on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall return to the Company any money not required for that purpose.

        SECTION 3.6. SECURITIES REDEEMED IN PART.

        Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

        SECTION 3.7. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

        In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this
Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 11:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid (including the Make-Whole Payment, if any, with respect to all Securities called for Provisional Redemption). The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


        SECTION 3.8. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

        (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders thereof as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a Change in Control Purchase Price (as defined below), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

        The "Change of Control Purchase Price" shall be calculated by the Company and shall be (i) on or after the 90th day following a Complying Public Equity Offering, equal to 100% of the principal amount of such Security, or the portion thereof submitted for repurchase by the Holder, plus accrued and unpaid interest on such Security, or the portion thereof submitted for repurchase by the Holder, to, but excluding, the Change of Control Purchase Date and (ii) at any time prior to the 90th Day following a Complying Public Equity Offering, an amount calculated to provide, when taken together with all prior interest payments, a 15% compounded annual yield calculated on an approximate bond basis as follows:



                                  [EQUATION]


Where: "CCPP" is the Change of Control Purchase Price; "P" is the amount of the principal outstanding; "n" is the number of interest payment dates elapsed since the Issue Date, "t" is the interest payment date number; "It" is the interest paid on the "t"th interest payment date; "(DELTA)c" is the total number days between the Issue Date and the Change of Control Purchase Date; and "(DELTA)it" is the total number of days between the "t"th interest payment date and the Change of Control Purchase Date.

        Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Change of Control Purchase Price payable in respect of such Security to the extent that such Change of Control Purchase Price is, was or would be so payable at such time, and express mention of the Change of Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change of Control Purchase Price in those provisions of this Indenture when such express mention is not made.

        A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

               (1) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

               (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

               (3) there shall occur the liquidation or dissolution of the Company.

For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

        Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if either:

               (1) on or after the 90th day following a Complying Public Equity Offering, the average Closing Price of the Common Stock for the five consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of capital stock, or immediately before the Change in Control, in the case of change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those Trading Days; or

               (2) in the case of a merger or consolidation, at least 80% of the consideration, excluding cash payments for fractional shares, in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change In Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

        Notwithstanding anything to the contrary set forth in this Indenture, the reincorporation, standing alone, of the Company from a California corporation to a Delaware corporation in contemplation of a Complying Public Equity Offering will not constitute a Change in Control under this Indenture.

        (b) Within 10 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

               (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

               (3)    the Change in Control Purchase Date;

               (4)    the Change in Control Purchase Price;

               (5)    briefly, the conversion rights of the Securities;

               (6)    the name and address of each Paying Agent and Conversion
Agent;

               (7)    the Conversion Price and any adjustments thereto;

               (8) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (9) the procedures that the Holder must follow to exercise rights under this Section 3.8;

               (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

               (11) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities.

        If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

        (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

        The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

        The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the

Indenture that apply to the purchase of all of a Security pursuant to Sections
3.8 through 3.13 also apply to the purchase of such portion of such Security.

        Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

        A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

        Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

        SECTION 3.9. EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

        Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

        A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

        SECTION 3.10. DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

        On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this
Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

        If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

        SECTION 3.11. SECURITIES PURCHASED IN PART.

        Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

        SECTION 3.12. COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
SECURITIES.

        In connection with any offer to purchase or purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein.

        SECTION 3.13. REPAYMENT TO THE COMPANY.

        To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

                                  ARTICLE 4
                                  CONVERSION

        SECTION 4.1. CONVERSION PRIVILEGE; ADDITIONAL PAYMENTS UPON CONVERSION DURING A CONVERSION BONUS PERIOD.

        (a) Except as otherwise set forth herein, the Securities will not be convertible prior to the 90th day following our Complying Public Equity Offering. On or after the 90th day following our Complying Public Equity Offering, subject to the further provisions of this Section 4.1, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 4.

        Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

        A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.9.

        A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

        (b) During the period beginning on the 90th day following a Complying Public Equity Offering and prior to the second anniversary of a Complying Public Equity Offering (the "Bonus Conversion Period"), any Holder that elects to convert his Securities will be entitled to receive, along with the shares of Common Stock otherwise issuable upon conversion, a payment (the "Bonus Payment") calculated by the Company and equal to the amount of accrued interest per $1,000 Security from the Issue Date of the Securities to the second anniversary date of a Complying Public Equity Offering, less the amount of interest actually paid and interest accrued and unpaid that will be paid in respect of the Securities being converted on the next interest payment date if the conversion date falls after a record date for the payment of interest and prior to an interest payment date; provided that the Bonus Payment will only be payable if:

               (i) the Holder converts his Securities on the fifth Trading Day of a calendar month during the Bonus Conversion Period; and

               (ii) the average of the Closing Prices of Common Stock during the last five Trading Days of the calendar month immediately preceding that Conversion Date has exceeded the Initial Public Offering Price.

        The Company may elect to make the Bonus Payment in cash or shares of Common Stock. Payments made in Common Stock will be valued at 95% of the average of the Closing Prices of Common Stock during the period referenced in
(ii) above. The Company will provide a notice to Holders of Securities at least 15 days prior to the date that a Bonus Payment might become due in the subsequent calendar month, stating whether the Bonus Payment, if payable, would be in cash or Common Stock and stating that any Holder that elects to convert their Securities of the fifth Trading Day of a calendar month during the Bonus Conversion Period must provide the Company written notice of such election to convert their Securities at least one Trading Day prior to the fifth Trading Day.

        The Company may elect to pay the Bonus Payment by delivery of shares of Common Stock pursuant to this Section if and only if the following three conditions are met and are certified to the Trustee by the Company:

        (1) The shares of Common Stock deliverable in payment of the Bonus Payment shall have a fair market value as of the Conversion Date of not less than the Bonus Payment. For purposes of this Section, the fair market value of the shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices for the five consecutive Trading Days immediately preceding the Trading Day prior to the Conversion Date;

        (2) Payment of the Bonus Payment may not be made in Common Stock unless such stock is, or shall have been, approved for trading on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the Conversion Date.


        (3) All shares of Common Stock which may be issued upon payment of the Bonus Payment will be issued out of the Company's authorized but unissued Common Stock and will, upon issuance, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

        If all the conditions set forth in (1), (2) and (3) above are not satisfied in accordance with the terms thereof, the Bonus Payment shall be paid by the Company only in cash.

        If a Bonus Payment is made upon the conversion of a Security, no Make-Whole Payment will be made with respect to the conversion of such Security in connection with any Provisional Redemption in accordance with the provisions of Article 3.

        Any issuance of shares of Common Stock in respect of any Bonus Payment shall be deemed to have been effected immediately prior to the close of business on the Conversion Date and the Person or Persons in whose names or names any certificate or certificates for shares of Common Stock shall be issuable upon such Bonus Payment shall be deemed to have become on the Conversion Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whole name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

        No fractions of shares of Common Stock shall be issued in the event the Company issues Common Stock instead of cash for the Bonus Payment. If more than one Security shall be converted from the same Holder and the Bonus Payment shall be payable in shares of Common Stock, the number of full shares which shall be issuable in connection with the Bonus Payment shall be computed by the Company on the basis of the aggregate principal amount of the Bonus Payment to be paid for all the Securities being submitted for conversion by such Holder. Instead of issuing any fractional share which would otherwise be issuable in connection with the Bonus Payment, the Company will deliver to the applicable Holder a check for the Current Market Value of such share of Common Stock.

        Any issuance and delivery of certificates for shares of Common Stock shall be made without charge to the Holder for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of any Holder or (ii) any transfer involved in the issuance or delivery of the certificates for shares of Common Stock in a name other that the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

        SECTION 4.2. CONVERSION PROCEDURE.

        To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

        The person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

        Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof converted on the fifth Trading Day of any month in the Bonus Conversion Period and Securities or portions thereof called for redemption or presented for purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

        Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

        Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

        SECTION 4.3. FRACTIONAL SHARES.

        The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        SECTION 4.4. TAXES ON CONVERSION.

        If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

        SECTION 4.5. COMPANY TO PROVIDE STOCK.

        The Company shall promptly after the determination of the Conversion Price after the 20th Trading Day following a Complying Public Equity Offering in accordance with paragraph 8 of the Securities (but in no event later than the 90th day following a Complying Public Equity Offering) and from time to time as may be necessary thereafter, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

        All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

        SECTION 4.6. ADJUSTMENT OF CONVERSION PRICE.

        The conversion price as stated in paragraph 8 of the Securities (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

        (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

        (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection
(d) of this Section 4.6) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as defined in subsection (d) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

        (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends on distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6, or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a shareholders rights plan or the detachment of such rights under the terms of such shareholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

               (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection
(d) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(c)(1)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.


               (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of
(A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection
(d) of this Section 4.6) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common
Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection
(d) of this Section 4.6) on the Trading Day next succeeding the Expiration
Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(c)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(c)(2).

               (3) For purposes of this Section 4.6(c), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

        (d) For the purpose of any computation under subsections (a), (b) and (c) of this Section 4.6, the current market price per share of Common Stock ("Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection
(d) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (a) or
(b) of this Section 4.6. The Closing Price ("Closing Price") for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the

Nasdaq National Market (the "NNM") or, if the Common Stock is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

        (e) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

        SECTION 4.7. NO ADJUSTMENT.

        No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

        To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

        SECTION 4.8. ADJUSTMENT FOR TAX PURPOSES.

        The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

        SECTION 4.9. NOTICE OF ADJUSTMENT.

        When the Conversion Price is established in accordance with the provisions of paragraph 8 of the Securities, and whenever the Conversion Price or conversion privilege is thereafter adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

        SECTION 4.10. NOTICE OF CERTAIN TRANSACTIONS.

        In the event that:

               (1) the Company takes any action which would require an adjustment in the Conversion Price;

               (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction (other than with respect to a reincorporation of the Company from the State of California to the State of Delaware in contemplation of a Complying Public Equity Offering); or

               (3)    there is a dissolution or liquidation of the Company;

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

        SECTION 4.11. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

        If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security, even though the Security would not otherwise have become convertible, into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances. In the event of any such consolidation, merger, combination, sale or conveyance prior to the 21st Trading Day following a Complying Public Equity Offering, holders will be entitled to convert their Securities, even if the Securities would not otherwise have become convertible pursuant to Article 4, at a Conversion Price of $55.40, subject to adjustment, if any, pursuant to Section 4.6. On or after the 21st Trading Day following a Complying Public Equity Offering, the Conversion Price will be the Conversion Price then in effect.

        In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and
(y) an Opinion of Counsel that all conditions precedent have been complied with, and the Trustee shall promptly mail notice thereof to all Holders.

        SECTION 4.12. TRUSTEE'S DISCLAIMER.

        The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section
4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

        SECTION 4.13. VOLUNTARY REDUCTION.

        The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if our Board of Directors determines that such reduction would be in the best interest of the Company and the Company provides at least 15 days' prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                  ARTICLE 5
                                SUBORDINATION

        SECTION 5.1. AGREEMENT OF SUBORDINATION.

        The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

        The payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

        No provision of this Article 5 shall prevent the occurrence of any default or Event of Default hereunder.

        SECTION 5.2. PAYMENTS TO HOLDERS.

        No payment shall be made with respect to the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.5, if:

        (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

        (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Indebtedness or the Company.

        Subject to the provisions of Section 5.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

        The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

        (a) the date upon which the default is cured or waived or ceases to exist, or

        (b) in the case of a default referred to in clause (ii) above, 179 days pass after a Payment Blockage Notice is received, unless this Article 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

        Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (except payments made pursuant to Article 10 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

        For purposes of this Article 5, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article 5 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such Holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 7.

        In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption or the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

        In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

        Nothing in this Section 5.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. This Section 5.2 shall be subject to the further provisions of Section 5.5.

        SECTION 5.3. SUBROGATION OF SECURITIES.

        Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 5 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest (including Additional Interest, if any) on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment over pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior

Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this
Article 5, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this
Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

        Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

        SECTION 5.4. AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

        SECTION 5.5. NOTICE TO TRUSTEE.

        The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 5 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 10, and any such payment shall not be subject to the provisions of Article 5.

        The Trustee, subject to the provisions of Section 9.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        SECTION 5.6. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise.

        SECTION 5.7. NO IMPAIRMENT OF SUBORDINATION.

        No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        SECTION 5.8. CERTAIN CONVERSIONS DEEMED PAYMENT.

        For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 or in connection with a Make-Whole Payment in accordance with Section 3.1 or a Bonus Payment in accordance with Section 4.1(b) shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 3.1, 4.1(b) or 4.3), property or securities (other than junior securities) upon conversion of a Security or in connection with a Make-whole payment in accordance with Section 3.1 or a Bonus Payment in accordance with 4.1(b) shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 5.8, the term "junior securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

        SECTION 5.9. ARTICLE APPLICABLE TO PAYING AGENTS.

        If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 5.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        SECTION 5.10. SENIOR INDEBTEDNESS ENTITLED TO RELY.

        The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 5, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                  ARTICLE 6
                                  COVENANTS

        SECTION 6.1. PAYMENT OF SECURITIES.

        The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal (and premium, if any, including any Bonus Payment or Make-Whole Payment) or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

        Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, as agent of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount of $2,000,000 or more may be paid by wire transfer in immediately available funds at the election of such Holder.

        SECTION 6.2. SEC REPORTS.

        The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall deliver copies of all such reports, information and other documents to the Trustee.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        SECTION 6.3. COMPLIANCE CERTIFICATES.

        The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2000), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the Company's efforts to remedy the same. For the purposes of this
Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

        SECTION 6.4. FURTHER INSTRUMENTS AND ACTS.

        Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

        SECTION 6.5. MAINTENANCE OF CORPORATE EXISTENCE.

        Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

        SECTION 6.6. RULE 144A INFORMATION REQUIREMENT.

        Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

        SECTION 6.7. STAY, EXTENSION AND USURY LAWS.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Additional Interest, Bonus Payment and Make-Whole Payment, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 6.8. PAYMENT OF ADDITIONAL INTEREST.

        If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth at the particulars of such payment.

        SECTION 6.9. DELIVERY OF CERTAIN INFORMATION.

        Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall prepare the annual and quarterly reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto (including, until such time as the Company is required to file reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements described above) on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents. The Company shall also in any event within 15 days of each Required Filing Date (i) unless the Company is subject to Section 13(a) or 15(d) of the Exchange Act, transmit by mail to all Holders, as their names and addresses appear in the Register, without cost to such Holders, and (ii) deliver to the Trustee, copies of such annual and quarterly reports.

                                  ARTICLE 7
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        SECTION 7.1. COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

        The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

               (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

               (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 7.2. SUCCESSOR SUBSTITUTED.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE 8
                             DEFAULT AND REMEDIES

        SECTION 8.1. EVENTS OF DEFAULT.

        An "Event of Default" shall occur if:

               (1) the Company defaults in the payment of any interest (or Additional Interest, if any, payable to all holders of Registrable Securities (as defined in the Registration Rights Agreement)) on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of
Article 5 hereof;

               (2) the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on (including any Bonus Payment and Make-Whole Payment) any Security when the same becomes due and payable (whether at maturity, upon redemption, on a Change of Control Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

               (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

               (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                      (A)    commences a voluntary case or proceeding;

                      (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                      (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                      (D) makes a general assignment for the benefit of its creditors; or

               (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company in an involuntary case or proceeding;

                      (B) appoints a Custodian of the Company or for all or substantially all of the property of the Company; or

                      (C)    orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section
8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

        The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

        SECTION 8.2. ACCELERATION.

        If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration equal to the Acceleration Amount on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The amount that shall come due following the acceleration of a Security shall be the Acceleration Amount. The "Acceleration Amount" shall be
(i) following a Complying Public Equity Offering, equal to 100% of the principal amount thereof plus accrued and unpaid interest and premium, if any, to, but excluding, the Acceleration Date; and (ii) at all other times, an amount calculated by the Company to provide, when taken together with all prior interest payments, a 15% compounded annual yield, to but excluding, the acceleration date calculated on an approximate bond basis as follows:

                              [EQUATION]

Where: "AA" is the Acceleration Amount; "P" is the amount of the principal outstanding; "n" is the number of interest payment dates elapsed since the Issue Date, "t" is the interest payment date number; "It" is the interest paid on the "t"th interest payment date; "(DELTA)c" is the total number days between the Issue Date and the date the Securities are accelerated; and "(DELTA)it" is the total number of days between the "t"th interest payment date and the date the Securities are accelerated.


        Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Acceleration Amount payable in respect of such Security to the extent that such Acceleration Amount is, was or would be so payable at such time, and express mention of the Acceleration Amount in any provision of this Indenture shall not be construed as excluding the Acceleration Amount in those provisions of this Indenture when such express mention is not made.

        The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee and the Company may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

        SECTION 8.3. OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        SECTION 8.4. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

        Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of or premium, if any, or Bonus Payment and Make-Whole Payment, if any, on, or interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

        SECTION 8.5. CONTROL BY MAJORITY.

        The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        SECTION 8.6. LIMITATIONS ON SUITS.

        A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium or interest or for the conversion of the Securities pursuant to Article 4) unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Securities then outstanding.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

        SECTION 8.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of or any premium, if any, or interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        SECTION 8.8. COLLECTION SUIT BY TRUSTEE.

        If an Event of Default in the payment of principal, premium, if any, or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 8.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 8.10. PRIORITIES.

        If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

        First, to the Trustee for amounts due under Section 9.7;

        Second, to the holders of Senior Indebtedness to the extent required by Article 5;

        Third, to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, (including Bonus Payment and Make-Whole Payment, if any) and interest, respectively; and

        Fourth, to the Company.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

        SECTION 8.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                  ARTICLE 9
                                   TRUSTEE

        SECTION 9.1. DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (b)    Except during the continuance of an Event of Default:

               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)    this paragraph does not limit the effect of subsection
(b) of this Section 9.1;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its reasonable opinion against potential costs and liabilities incurred by it relating thereto.

        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 9.2. RIGHTS OF TRUSTEE.

        Subject to Section 9.1:

        (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

        (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

        (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

        SECTION 9.4. TRUSTEE'S DISCLAIMER.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Company's use of the proceeds from the Securities, nor shall it be responsible for any statement in the Securities other than its certificate of authentication.

        SECTION 9.5. NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

        If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

        SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS.

        If such report is required by TIA Section 313 if the TIA were applicable, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and
(c).

        A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

        SECTION 9.7. COMPENSATION AND INDEMNITY.

        The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

        The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from the Trustee's gross negligence or bad faith.

        To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim, to which the Securities are hereby made subordinate, on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

        When the Trustee incurs expenses or renders services after an Event of Default specified in clause (4) or (5) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

        SECTION 9.8. REPLACEMENT OF TRUSTEE.

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

               (1)    the Trustee fails to comply with Section 9.10;

               (2)    the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)    the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

        If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

        If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

        Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

        SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

        SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

        The Trustee shall always satisfy the requirements of paragraphs (1),
(2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

        SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 10
          SATISFACTION AND DISCHARGE OF INDENTURE

        SECTION 10.1. SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

        (1)    either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                         (i) have become due and payable, or

                        (ii) will become due and payable at the Final Maturity Date within one year, or

                       (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

             (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13 and 12.5, Article 4, the last paragraph of Section 6.2 and this Article 10, shall survive until the Securities have been paid in full.

        SECTION 10.2. APPLICATION OF TRUST MONEY.

        Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 5.

        SECTION 10.3. REPAYMENT TO COMPANY.

        The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and (ii) held by them at any time.

        The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.

        SECTION 10.4. REINSTATEMENT.

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                  ARTICLE 11
                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

        SECTION 11.1. WITHOUT CONSENT OF HOLDERS.

        The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder: (a) to comply with Sections 4.11 and 7.1;

        (b)    to cure any ambiguity, defect or inconsistency;

        (c) to make any other change that does not adversely effect the rights of any Securityholder;

        (d)    to comply with the provisions of the TIA; or

        (e)    to appoint a successor Trustee.

        SECTION 11.2. WITH CONSENT OF HOLDERS.

        The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

        (a) change the stated maturity of the principal of, or interest on, any Security;

        (b) reduce the principal amount of, or any premium or interest on, any Security;

        (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

        (d) change in a manner adverse to Holders of Securities the Company's obligation to purchase any Security upon a Change in Control;

        (e) change the place or currency of payment of principal of, or any premium or interest on, any Security;

        (f) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

        (g) change in a manner adverse to Holders of Securities the Company's obligation to purchase any Security pursuant to Article 13;

        (h) modify the subordination provisions of Article 5 in a manner materially adverse to the Holders of Securities;

        (i) adversely affect the right of Holders to convert Securities (or the terms upon which the Holders may do so) other than as provided in or under
Section 4 of this Indenture;

        (j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

        (k) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

        (l) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

        It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 11.2 or under Section
11.1 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

        SECTION 11.3. COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

        SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

        After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (a) through (l) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

        SECTION 11.5. NOTATION ON OR EXCHANGE OF SECURITIES.

        If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

        SECTION 11.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

                                  ARTICLE 12
                                MISCELLANEOUS

        SECTION 12.1. TRUST INDENTURE ACT CONTROLS.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

        SECTION 12.2. NOTICES.

        Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows: If to the Company:

               Cyras Systems, Inc.
               47100 Bayside Parkway
               Fremont, California 94538
               Attention:  General Counsel

               If to the Trustee:
               State Street Bank and Trust Company of California, N.A.
               633 West 5th Street
               12th Floor
               Los Angeles, California, 90071
               Attention: Corporate Trust Department (Cyras Systems, Inc. - 4 1/2% Convertible Subordinated Notes due August 15, 2005)

        Such notices or communications shall be effective when received.

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed by first-class mail to it at its address shown on the register kept by the Primary Registrar.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 12.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

        Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

        SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

        (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

        SECTION 12.5. RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

        The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

        SECTION 12.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT.

        The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

        SECTION 12.7. LEGAL HOLIDAYS.

        A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the nextsucceeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 12.8. GOVERNING LAW.

        This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

        SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 12.10. NO RECOURSE AGAINST OTHERS.

        All liability described in paragraph 19 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

        SECTION 12.11. SUCCESSORS.

        All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        SECTION 12.12. MULTIPLE COUNTERPARTS.

        The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

        SECTION 12.13. SEPARABILITY.

        In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 12.14. TABLE OF CONTENTS, HEADINGS, ETC.

        The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE 13
             REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER
                    IF NO COMPLYING PUBLIC EQUITY OFFERING

        SECTION 13.1. RIGHT TO REQUIRE REPURCHASE.

        If a Complying Public Equity Offering has not occurred on or prior to March 31, 2002 (the "Repurchase Trigger Date"), the Company shall be obligated to make an offer to purchase (a "Repurchase Offer") all of the outstanding Securities at 118.942 % of the principal balance thereof (the "Repurchase Price"), on April 30, 2002 (the "Repurchase Date") or if such date is not a Business Day, the next succeeding Business Day.

        Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

         SECTION 13.2. NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

        (a) If a Complying Public Equity Offering has not occurred on or prior to the Repurchase Trigger Date, unless all of the outstanding Securities have been converted, on or prior to the Repurchase Date, the Company or the Trustee, at the request of the Company, shall give to all Holders of Securities, in the manner provided in Section 12.2, notice of the failure of the Company to consummate a Complying Public Equity Offering and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee, and the Trustee, if so requested by the Company, shall give such notice to the Holders.

        Each notice of a repurchase right shall state:

               (1)    the Repurchase Date,

               (2)    the Repurchase Price,

               (3) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price,

               (4) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after such Repurchase Date.

        No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

        If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

        (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or prior to the close of business on the Business Day prior to the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable.

        (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall, on or prior to the Repurchase Date, pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash, as provided above, for payment to the Holder on the Repurchase Date payable with respect to the Securities as to which their purchase right has been exercised; provided, however, that installments of interest that mature prior to the Repurchase Date shall be payable in cash, in the case of Securities, to the Holders of such Securities registered as such at the close of business on the relevant regular record date.

        (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 4 1/2% per annum together with any Additional Interest that the Company may be required to pay, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

        (e) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

        (f) All Securities delivered for repurchase shall be delivered to the Trustee, the Paying Agent or any other agents (as shall be set forth in the Company Notice) to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

                                  ARTICLE 14
                             MEETINGS OF HOLDERS

        SECTION 14.1. PURPOSE OF MEETINGS.

        A meeting of Holders may be, but need not be, called at any time and from time to time pursuant to the provisions of this Article 14 for any of the following purposes:

             (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences;

             (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

             (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

             (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

        SECTION 14.2. CALL OF MEETINGS BY TRUSTEE.

        Except as provided in Section 14.3 the Trustee may, but shall be under no obligation to, at any time call a meeting of Holders to take any action specified in Section 14.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date shall be mailed to holder of Securities at their addresses as they shall appear on the register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.


        Any meeting of Holders shall be valid without notice if the holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

        SECTION 14.3. CALL OF MEETINGS BY COMPANY OR HOLDERS.

        In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 14.1 by mailing notice thereof as provided in Section 14.2.

        SECTION 14.4. QUALIFICATIONS FOR VOTING.

        To be entitled to vote at any meeting of Holders a person shall (a) be a holder of one or more Securities on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Securities on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        SECTION 14.5. REGULATIONS.

        Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or Holders as provided in Section 14.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

        At any meeting each Holder or proxyholder shall be entitled to one vote for each $1, 000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 14.2 or 14.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

        SECTION 14.6. VOTING.

        The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 14.2 or 14.3. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        SECTION 14.7. NO DELAY OF RIGHTS BY MEETING

        Nothing contained in this Article 14 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.



                            SIGNATURE PAGE FOLLOWS

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.


                         CYRAS SYSTEMS, INC.


                         By:            /s/ SHEKHAR MANDAL
                              ---------------------------------------------
                         Name:   Shekhar Mandal
                         Title: Vice President for Finance and Administration, and Chief Financial Officer



                         STATE STREET BANK AND TRUST COMPANY
                         OF CALIFORNIA, N.A., AS TRUSTEE


                         By:            /s/ STEPHEN RIVERO
                              ---------------------------------------------
                         Name:   Stephen Rivero
                         Title:  Vice President

                                    EXHIBIT A
                          [FORM OF FACE OF SECURITY]



        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

        [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144


---------------------------

    (1) This paragraph should be included only if the Security is a global Security.

    (2) This paragraph to be included only if the Security is a Transfer Restricted Security.

THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.](2)

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)



---------------------------

    (2) This paragraph to be included only if the Security is a Transfer Restricted Security.

                             CYRAS SYSTEMS, INC.



CUSIP:                                                              R-______

          4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 15, 2005

        Cyras Systems, Inc., a California corporation (the "Company"), which terms shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of _____________________________ Dollars ($__________) on
August 15, 2005 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note].3

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

        This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.



                            SIGNATURE PAGE FOLLOWS


------------------

    (3) This phrase should be included only if the Security is a global
        Security.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                     CYRAS SYSTEMS, INC.


                                     By:
                                          -----------------------------------
                                     Name:
                                     Title:

Attest:


----------------------------------
Name:
Title:

Dated:

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee


----------------------------------
Authorized Signatory

By:

                      [FORM OF REVERSE SIDE OF SECURITY]

                             CYRAS SYSTEMS, INC.
          4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 15, 2005

1.      INTEREST

        Cyras Systems, Inc., a California corporation (the "Company", which terms shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 4 1/2% per annum. The Company shall pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2001. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 18, 2000; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

2.      METHOD OF PAYMENT

        The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on February 1 or August 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount of $2,000,000 or more may be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.      PAYING AGENT, REGISTRAR AND CONVERSION AGENT

        Initially, State Street Bank and Trust Company of California, N.A. (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.      INDENTURE, LIMITATIONS

        This Note is one of a duly authorized issue of Securities of the Company designated as its 4 1/2% Convertible Subordinated Notes due August 15, 2005 (the "Notes"), issued under an Indenture dated as of August 18, 2000 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this
Note is referred to the Indenture and said Act for a statement of them.

        The Notes are subordinated unsecured obligations of the Company limited to $150,000,000 aggregate principal amount, subject to Section 2.2 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.      OPTIONAL REDEMPTION

        The Notes may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after the 95th day following a Complying Public Equity Offering and prior to the second anniversary of a Complying Public Equity Offering (a "Provisional Redemption"), at a Redemption Price equal to $1,000 per $1,000 principal amount of the Securities plus accrued and unpaid interest (including Additional Interest), if any, (such amount, together with the Make-Whole Payment described below, the "Provisional Redemption Price"), to, but excluding, the date of redemption (the "Provisional Redemption Date") if (i) the Closing Price of the Company's Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the provisional notice of redemption pursuant to Section 3.3 (the "Notice Date"), and (ii) a registration statement covering resales of the Notes and Common Stock issuable upon the conversion thereof is effective and available for use and is expected to remain effective for the 30 days following the Provisional Redemption Date unless registration is no longer required.

        Upon any such Provisional Redemption, the Company shall make an additional payment (the "Make-Whole Payment") in cash or in Common Stock (as determined in the Indenture), to holders of the Notes called for redemption, including those Securities converted into Common Stock between the Notice Date and the Provisional Redemption Date, in an amount equal to the interest per $1,000 principal amount of a Note from the Issue Date to the second anniversary of a Complying Public Equity Offering, less the amount of any interest actually paid on the Notes, and interest accrued and unpaid that will be paid in respect of the Notes, before the Provisional Redemption Date.

        At any time on or after the second anniversary of a Complying Public Equity Offering, the Notes are subject to redemption at the option of the Company upon not less than 20 days' nor more than 60 days' notice by mail, as a whole or from time to time in part. The redemption prices (expressed as percentages of the principal amount) shall be as set forth below for Notes redeemed during the following periods beginning August 15 described below:

Period                                             Redemption Price
---------------------------------------------      ----------------
2002.........................................             102.250%
2003.........................................             101.125

and 100% of the principal amount on August 15, 2004, and at all times thereafter, together, in the case of any such redemption, with accrued interest to, but excluding, the Redemption Date (subject to the right of holders of record on the regular record date to receive interest on the related interest payment date). Any redemption of Notes must be in integral multiples of $1,000.

        If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a Holder's Notes is selected for partial redemption and that holder converts a portion of those Notes prior to the redemption, the converted portion shall be deemed, solely for purposes of determining the aggregate principal amount of the Notes to be redeemed by the Company, to be of the portion selected for redemption.

6.      NOTICE OF REDEMPTION

        Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, interest shall cease to accrue on Notes or portions of them called for redemption.

7.      PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control in an amount equal to the Change in Control Purchase Price (as defined in the Indenture). The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.      CONVERSION

        Except as set forth in the Indenture, the Notes will not be convertible prior to the 90th day following a Complying Public Equity Offering. On or after the 90th day following a Complying Public Equity Offering, a Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to maturity; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

        The initial Conversion Price per share will be determined as follows, subject to adjustment under certain circumstances as set forth in Section 4.6 of the Indenture.

               (i) if the average of the Closing Prices for the Company's Common Stock during the 20 Trading Day period commencing on the first Trading Day following a Complying Public Equity Offering is less than or equal to 200% of the Initial Public Offering Price, the Conversion Price will equal 110% of the Initial Public Offering Price;

               (ii) if the average of the Closing Prices for the Company's Common Stock during the 20 Trading Day period commencing on the first Trading Day following a Complying Public Equity

Offering is greater than 200% of the Initial Public Offering Price and less than or equal to 300% of the Initial Public Offering Price, the Conversion Price will equal 130% of the Initial Public Offering Price; and

        (iii) if the average of the Closing Prices for the Company's Common Stock during the 20 Trading Day period commencing on the first Trading Day following a Complying Public Equity Offering is greater than 300% of the Initial Public Offering Price, the Conversion Price will equal 150% of the Initial Public Offering Price.

        The number of shares of Common Stock issuable upon conversion of a
Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash in accordance with Section 4.3 of the Indenture.

        During the period beginning on the 90th day following a Complying Public Equity Offering and prior to the second anniversary of a Complying Public Equity Offering (the "Bonus Conversion Period"), any Holder that elects to convert their Notes will be entitled to receive, along with the shares of Common Stock otherwise issuable upon conversion, a payment ( the "Bonus Payment") equal to the amount of accrued interest per $1,000 note from the Issue Date of the Notes to the second anniversary date of a Complying Public Equity Offering, less the amount of interest actually paid and interest accrued and unpaid that will be paid in respect of the notes being converted on the next interest payment date if the Conversion Date falls after a record date for the payment of interest and prior to an interest payment date; provided that the Bonus Payment will only be payable if:

        (i) The Holder converts his other Notes on the fifth Trading Day of a calendar month during the Bonus Conversion Period; and

        (ii) The average of the Closing Prices of the Common Stock during the last five Trading Days of the calendar month immediately preceding that Conversion Date has exceeded the Initial Public Offering Price.

        The Company may elect to make the Bonus Payment in cash or shares of Common Stock. Payments made in Common Stock will be valued at 95% of the average of the Closing Prices of the Common Stock during the period referred to in (ii) above. The Company will provide a notice to Holders of Securities at least 15 days prior to the date that a Bonus Payment might become due in the subsequent calendar month, stating whether the Bonus Payment, if payable, would be in cash or Common Stock and stating that any Holder that elects to convert their Notes on the fifth Trading Day of a calendar month during the Bonus Conversion Period must provide the Company written notice of such election to convert their Notes at least one Trading Day prior to the fifth Trading Day.

        If a Bonus Payment is made upon the conversion of a Note, no Make-Whole Payment will be made with respect to the conversion of such Note.

        To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes converted in full on the first Trading Day of any month in the Bonus Conversion Period and Notes or portions thereof called for redemption or subject to purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

        A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

9.      CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

        Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

10.     SUBORDINATION

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

11. REPURCHASE OF NOTES AT THE OPTION OF A HOLDER IF A COMPLYING PUBLIC EQUITY OFFERING HAS NOT OCCURRED ON OR BEFORE MARCH 31, 2002

        If a Complying Public Equity Offering has not occurred on or before March 31, 2002, the Company will make an offer to the Holders to repurchase the Notes at 118.942% of the principal balance thereof (the "Repurchase Price") on April 30, 2002 (the "Repurchase Date"), or if such date is not a Business Day, the next succeeding Business Day, in the manner and in accordance with the provisions of Article 13 of the Indenture.

12.     DENOMINATIONS, TRANSFER, EXCHANGE

        The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer, or exchange, of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

13.     PERSONS DEEMED OWNERS

        The Holder of a Note may be treated as the owner of it for all purposes.

14.     UNCLAIMED MONEY

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

15.     AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

16.     SUCCESSOR CORPORATION

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

17.     DEFAULTS AND REMEDIES

        Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. Any such declaration may be rescinded by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the

Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

18.     TRUSTEE DEALINGS WITH THE COMPANY

        State Street Bank and Trust Company of California, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

19.     NO RECOURSE AGAINST OTHERS

        A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

20.     AUTHENTICATION

        This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

21.     ABBREVIATIONS AND DEFINITIONS

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors
Act).

        All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

22.     INDENTURE TO CONTROL; GOVERNING LAW

        In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

        The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Cyras Systems, Inc., 47100 Bayside Parkway, Fremont, California 94538, Attention:
General Counsel.

                               ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        I or we assign and transfer this Note to


-------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)



-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint



-------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.



                                                   Your Signature:

Date:
       -------------------------------------       ----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

*Signature guaranteed by:

By:
    ----------------------------------------




        * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
           (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                              CONVERSION NOTICE



        To convert this Note into Common Stock of the Company, check the box: []

        To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $____________.

        If you want the stock certificate made out in another person's name, fill in the form below:


-------------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)




-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)



                                                   Your Signature:

Date:
       -------------------------------------       ----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Note)

*Signature guaranteed by:

By:
      ---------------------------------------




        * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP);
           (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                          OPTION TO ELECT REPURCHASE
                           UPON A CHANGE OF CONTROL

To:     Cyras Systems, Inc.

        The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Cyras Systems, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
       -----------                          ----------------------------------


                                            ----------------------------------
                                            Signature(s)

                                            Signature(s) must be guaranteed by
                                            a qualified guarantor institution
                                            with membership in an approved
                                            signature guarantee program
                                            pursuant to Rule 17Ad-15
                                            under the Securities Exchange Act
                                            of 1934.


                                            ----------------------------------
                                            Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):


----------------------

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

        ELECTION OF HOLDER TO REQUIRE REPURCHASE ON A REPURCHASE DATE


                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

        1. Pursuant to Article 13 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

        2. The undersigned hereby directs the Company to pay it or _______________ the Repurchase Price on the Repurchase Date as provided in the Indenture.


Dated:
       -----------------------------           -------------------------------


                                               -------------------------------
                                               Signature(s) must be guaranteed
                                               by a commercial bank or trust
                                               company or a member firm of a
                                               major stock exchange with
                                               membership in an approved
                                               signature guarantee medallion
                                               program pursuant to the
                                               Securities and Exchange
                                               Commission Rule 17Ad-15.


                                               -------------------------------
                                               Signature Guaranteed


Principal amount to be repurchased:
                                     --------------------

Remaining principal amount following such repurchase:
                                                      --------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       SCHEDULE OF EXCHANGES OF NOTES(4)



        The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:



      PRINCIPAL AMOUNT
    OF THIS GLOBAL NOTE            AUTHORIZED                                      AMOUNT OF
       FOLLOWING SUCH             SIGNATORY OF      AMOUNT OF DECREASE IN         INCREASE IN
       DECREASE DATE               SECURITIES          PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
 OF EXCHANGE (OR INCREASE)         CUSTODIAN         OF THIS GLOBAL NOTE      OF THIS GLOBAL NOTE
--------------------------     -----------------    ----------------------   ---------------------





-----------------------

          (4) This certificate should only be included if this Security is a Transfer Restricted Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)



Re:     4 1/2% Convertible Subordinated Notes due August 15, 2005 (the "Notes")
of Cyras Systems, Inc.

        This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

        [ ]    book-entry or   [ ] definitive form by ___________________ (the
"Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of August 18, 2000 between Cyras Systems, Inc. and State Street Bank and Trust Company of California, N.A. (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

        [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

        [ ] Such Note is being acquired for the Transferor's own account, without transfer.

        [ ] Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

        [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

        [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

        Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such





-----------------

   (5) This schedule should be included only if the Security is a global
       Security.

Note will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

        The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).





Date:
       -------------------------------------       ----------------------------
                                                   (Insert Name of Transferor)